EXHIBIT 11.1

                             SYNOVUS FINANCIAL CORP.

                            COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                                   (UNAUDITED)

                                                                  Twelve Months Ended                    Three Months Ended
                                                                       December 31,                          December 31,
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                                                                  1995               1994                1995               1994
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
Primary

Net income                                                   $114,582,630         89,452,498          33,633,732         21,752,597
====================================================================================================================================

Average common shares outstanding                             114,954,483        112,750,294         115,823,254        113,315,210
Average common shares added, assuming
   exercise of dilutive stock options                           1,163,926          1,246,003           1,517,108          1,307,018
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Average common shares, as adjusted                            116,118,409        113,996,297         117,340,362        114,622,228
====================================================================================================================================

Net income per common share                                  $       0.99               0.78                0.29               0.19
====================================================================================================================================

Assuming Full Dilution

Net income                                                   $114,582,630         89,452,498          33,633,732         21,752,597
Adjustments:
   Interest expense on subordinated debentures                       --              136,474                --               34,118
   Income tax effect on such interest expense                        --              (47,766)               --              (11,941)
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Net income, as adjusted                                      $114,582,630         89,541,206          33,633,732         21,774,774
====================================================================================================================================

Average common shares outstanding                             114,954,483        112,750,294         115,823,254        113,315,210
Average common shares added, assuming
   exercise of dilutive stock options                           1,582,660          1,260,370           1,582,660          1,307,018
Average common shares to be issued, assuming
   conversion of subordinated debentures                             --              452,921                --              452,921
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Average common shares, as adjusted                            116,537,143        114,463,585         117,405,914        115,075,149
====================================================================================================================================

Net income per common share, assuming
   full dilution                                             $       0.98               0.78                0.29               0.19
====================================================================================================================================

     Share and per share data presented in Exhibit 11.1 has been retroactively restated to reflect the three-for-two stock split declared by the Synovus Board of Directors on March 11, 1996, effective April 8, 1996, to shareholders of record as of March 21, 1996.